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                                                                     Exhibit 3.2

                              J. CREW GROUP, INC.

                           ________________________

                                   BY- LAWS
                           ________________________


                                   ARTICLE I
                                The Corporation
                                ---------------

          Section 1.01.  Name.  The legal name of this corporation (hereinafter
                         ----
called the "Corporation") is J. Crew Group, Inc.

          Section 1.02.  Offices.  The Corporation shall have its principal
                         -------
office in the City of New York, County of New York, State of New York. The Corporation may also have offices at such other places within and without the State of New York as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

          Section 1.03.  Seal.  The corporate seal shall have inscribed thereon
                         ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." One or more duplicate dies for impressing such seal may be kept and used.

                                  ARTICLE II
                           Meetings of Shareholders
                           ------------------------

          Section 2.01.  Place of  Meetings.  All meetings of the shareholders
                         ------------------
shall be held at the principal office of the Corporation in the State of New York, or at such other place, within or without the State of New York, as may be fixed in the notice of the meeting.

          Section 2.02.  Annual Meeting.  An annual meeting of the shareholders
                         --------------
of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday in May in each year if not a legal holiday, and if a legal holiday, then on the next business day following, at such time as may be fixed in the notice of the meeting. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or
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the business thereof may be transacted at any special meeting called for the purpose.

          Section 2.03.  Special Meetings.  Special meetings of shareholders
                         ----------------
may be called by the Chairman of the Board or the President whenever he deems it necessary or advisable, and shall be called by the Chairman of the Board or the President or the Secretary upon the written request of a majority of the entire Board of Directors or of the holders of one-third of the number of shares of the Corporation entitled to vote at such meeting.

          Section 2.04.  Notice of Meetings.  Written notice of all meetings
                         ------------------
stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting. Notice of each special meeting shall state the purpose or purposes for which the meeting is called and shall indicate that it is being called by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, a notice of meeting shall be deemed given when deposited in the United States mail, with postage prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or at such other address for mailing of notices as any shareholder may in writing file with the Secretary of the Corporation. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

          Section 2.05.  Record Date for Shareholders.  For the purpose of
                         ----------------------------
determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next

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preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to or dissent from any proposal without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent or dissent, as the case may be, is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 2.06.  Proxy Representation.  Every shareholder may authorize
                         --------------------
another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as may be otherwise provided by law.

          Section 2.07.  Voting at Shareholders' Meetings.  Except as otherwise
                         --------------------------------
provided by statute or by the Certificate of Incorporation, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Directors shall be elected by the vote of the holders of a plurality of the shares present at a meeting and entitled to vote in the election. Unless otherwise provided by statute, any other corporate action shall be authorized by the vote of the holders of a majority of the shares present at a meeting of shareholders and entitled to vote thereon. Voting need not be by ballot.

          Section 2.08.  Quorum and Adjournment.  Except as otherwise provided
                         ----------------------
by statute or by the Certificate of Incorporation, the holders of a majority of the shares of the Corporation shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders. If a quorum is not present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such

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adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 2.09.  List of Shareholders.  The officer who has charge of
                         --------------------
the record of shareholders of the Corporation shall prepare, make and certify, at least ten days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in each shareholder's name. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation or at a place within the city, municipality or community where the meeting is to be held, and shall be available for the examination of any shareholder at the place and during the time of the meeting. If the right of any shareholder to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

          Section 2.10.  Action of the Shareholders Without a Meeting.  Whenever
                         --------------------------------------------
shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all of the outstanding shares entitled to vote thereon.

                                  ARTICLE III
                                   Directors
                                   ---------

          Section 3.01.  Number of Directors.  The number of directors which
                         -------------------
shall constitute the entire Board of Directors shall not be less than three nor more than eleven. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting, or, if the number of directors is not so fixed, the number shall be four.

          Section 3.02.  Election and Term.  The initial Board of Directors
                         -----------------
shall be elected by the incorporator and the initial directors so elected shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, each director who is elected at an annual meeting of shareholders, and each director who is

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elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

          Section 3.03.  Filling Vacancies, Resignation and Removal.  Any
                         ------------------------------------------
director may be removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election or removal of one or more directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the resignation or removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

          Section 3.04.  Qualifications and Powers.  Each director shall be at
                         -------------------------
least eighteen years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the certificate of incorporation. In addition to the powers and authorities expressly conferred upon it by these bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done exclusively by the shareholders.

          Section 3.05.  Regular and Special Meetings of the Board.  The Board
                         -----------------------------------------
of Directors may hold its meetings, regular or special, within or without the State of New York. The annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Special meetings of the Board may be called by or at the direction of the Chairman of the Board, the President, any Vice President, the Secretary or a majority of the directors in office, upon three days notice to each director, delivered personally, sent by telegraph or mailed to each director at his residence or usual place of business. Meetings of the Board, regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present, before or after such meeting, in writing waive notice of the holding of such meeting. Any requirement of furnishing a notice shall be waived by any director who attends any meeting of the Board without protesting, prior thereto or at its commencement, the lack of notice to him.

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          Section 3.06.  Chairman.  At the Annual Meeting of Directors, the
                         --------
Board shall elect from its members a Chairman of the Board who shall hold office until the Annual Meeting of Directors next succeeding his election. At all other meetings of the Board of Directors, the Chairman of the Board, or in his absence the President, shall preside. At all meetings of the stockholders the Chairman of the Board, or in his absence the President, shall preside.

          Section 3.07.  Quorum and Action.  A majority of the directors shall
                         -----------------
constitute a quorum of the Board of Directors. Except as otherwise provided by the New York Business Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice, until a quorum shall be present.

          Section 3.08.  Telephonic Meetings.  Any member or members of the
                         -------------------
Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 3.09.  Action Without a Meeting.  Any action required or
                         ------------------------
permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of proceedings of the Board or committee.

          Section 3.10.  Compensation of Directors.  By resolution of the Board
                         -------------------------
of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, however, that directors who are also salaried officers shall not receive fees or salaries as directors.

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                                  ARTICLE IV
                                  Committees
                                  ----------

          Section 4.01.  In General.  The Board of Directors may, by resolution
                         ----------
or resolutions passed by the affirmative vote of a majority of the entire Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of one or more directors, and each of which, to the extent provided in the resolution or in the certificate of incorporation or in the bylaws, shall have all the powers of the Board, except that no such committee shall have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in any committee, or to make, amend, repeal or adopt By-laws of the Corporation, or to submit to the shareholders any action that needs shareholder approval under these By-laws or the New York Business Corporation Law, or to fix the compensation of the directors for serving on the Board or any committee thereof, or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE V
                                   Officers
                                   --------

          Section 5.01.  Designation, Term and Vacancies.  The officers of the
                         -------------------------------
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice President), a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these bylaws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two or more offices, except that the offices of President and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

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          The initial officers of the Corporation shall be appointed by the initial Board of Directors. Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and shall hold office until the regular annual meeting of the Board of Directors following their appointment and until their successors have been appointed and qualified; provided, however, that the Board of Directors may remove any officer at any time, with or without cause. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 5.02.  Chairman.  The Chairman of the Board, who shall be
                         --------
elected from among the Directors, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall have such other powers and duties as the Board of Directors may from time to time assign to him or her.

          Section 5.03.  President.  The President of the Corporation shall be
                         ---------
the administrative officer of the Corporation and, as such, shall manage its operations, perform all the duties incident to his office, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the event of the absence or the disability of the Chairman of the Board, he shall act in his place and assume his duties.

          Section 5.04.  Vice-Presidents.  During the absence or disability of
                         ---------------
the President, the Vice-President or, if there be more than one, a Vice-President or Executive Vice-President designated by the Board of Directors, shall exercise all the functions of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

          Section 5.05.  Secretary.  The Secretary shall have custody of the
                         ---------
seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the President or by any other officer duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or any Vice President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices

                                       8
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of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

          Section 5.06.  Assistant Secretaries.  Whenever requested by or in the
                         ---------------------
absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or in the absence of such designation, the Assistant-Secretary designated by the Board of Directors) shall perform all the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

          Section 5.07.  Treasurer.  The Treasurer shall render to the President
                         ---------
or the Board of Directors whenever requested a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders if called upon to do so and perform such duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors or the President.

          Section 5.08.  Assistant Treasurer.  Whenever requested by or in the
                         -------------------
absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the Assistant-Treasurer designated by the Board of Directors) shall perform all the duties of the treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

          Section 5.09.  Subordinate Officers and Agents.  The Board of
                         -------------------------------
Directors may from to time appoint such other officers and agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

          Section 5.10.  Delegation.  In case of the absence of any officer of
                         ----------
the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

          Section 5.11.  Compensation.  The salaries or other compensation of
                         ------------
the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from

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receiving such salary or any compensation by reason of the fact that he is also a director of the Corporation. The Board of Directors, in accordance with the provisions of Section 5.11 of this Article V, may delegate to any officer or agent the power to fix from time to time the salaries or other compensation of officers or agents.

                                  ARTICLE VI
                                    Shares
                                    ------

          Section 6.01.  Certificates Representing Shares.  All certificates
                         --------------------------------
representing shares of the Corporation shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be cancelled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except as provided for herein.

          In case any officer who signed or whose facsimile signature was affixed to any certificate shall have ceased to be such officer before such certificate is issued, it nevertheless may be issued by the Corporation as if he were such officer at the date of its issuance.

          When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

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          Any restrictions on the transfer or registration of transfer of any shares of any class or series shall be noted conspicuously on the certificate representing such shares.

          Section 6.02.  Addresses of Shareholders.  Every shareholder shall
                         -------------------------
furnish the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

          Section 6.03.  Stolen, Lost or Destroyed Certificates. The Board of
                         --------------------------------------
Directors may in its sole discretion direct that a new certificate for shares be issued in place of any certificate for shares issued by the Corporation alleged to have been stolen, lost or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum as the Corporation may direct not exceeding double the value of the shares represented by the certificate alleged to have been stolen, lost or destroyed.

          Section 6.04.  Transfers of Shares.  Upon compliance with all
                         -------------------
provisions restricting the transferability of shares, if any, transfers of shares shall be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, and upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks or trust companies as transfer agents or registrars of transfers, for facilitating transfers of any class or series of shares of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made, all certificates of shares of such class or series thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers, and shall not be valid unless so countersigned.

                                  ARTICLE VII
                             Dividends and Finance
                             ---------------------

          Section 7.01.  Dividends.  Subject to the conditions and limitations
                         ---------
set forth in the Certificate of Incorporation, the Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its

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shareholders, to determine the date or dates for the declaration and payment of dividends and the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholders, and to determine the amount of surplus of the Corporation from time to time available for dividends.

          Section 7.02.  Fiscal Year.  The fiscal year of the Corporation shall
                         -----------
end on the last Friday of January in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may from time to time designate.

                                 ARTICLE VIII
                                Indemnification
                                ---------------

          Section 8.01 Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to or called as a witness in or asked to provide information in connection with any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, and whether judicial, quasi-judicial, administrative, or legislative, and whether or not for or in the right of the Corporation or any other enterprise, by reason of the fact that such person or such persons testator or intestate is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation who also serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

          The Corporation shall advance or promptly reimburse, upon request of any person entitled to indemnification hereunder, all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of a written undertaking by or

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on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

          Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

          No elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day. The provisions of this paragraph shall supersede anything to the contrary in these by-laws.

          The Corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

          The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law. It is hereby expressly recognized that all directors and officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. Additionally, it is hereby expressly recognized that all persons who serve or served as directors, officers or employees of corporations which are subsidiaries or

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affiliates of the Corporation (or other entities controlled by the Corporation)
and are directors or officers of the Corporation are conclusively presumed to serve or have served as such at the request of the Corporation and, to the extent permitted by law, are entitled to indemnification hereunder, but that no such person shall have any rights hereunder or in connection herewith, except to the extent that indemnification hereunder is permitted by law.

          In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

          For purposes of this by-law, the Corporation shall be deemed to have requested a director or officer of the Corporation to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

          A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this by-law shall be entitled to indemnification as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, any indemnification under this by-law shall be made by the Corporation if, and only if, authorized in the specific case:

          (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this by-law, or,

          (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

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

               (a) By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this by-law has been met by such director or officer, or

               (b) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

          If any action with respect to indemnification of directors and officers is taken by way of amendment of these by-laws, resolution of directors, or by agreement, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

                                  ARTICLE IX
                           Miscellaneous Provisions
                           ------------------------

          Section 9.01.  Books and Records.  Subject to the New York Business
                         -----------------
Corporation Law, the Corporation may keep its books and accounts outside the State of New York.

          Section 9.02.  Notices.  Whenever any notice is required by these
                         -------
by-laws to be given, personal notice is required only if it is expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

          Any person may waive the right to receive any notice by signing a written waiver thereof.

          Section 9.03.  Amendments.  Except as otherwise provided herein, these
                         ----------
by-laws may be altered, amended, or repealed and by-laws may be adopted by the shareholders or by the Board of Directors.

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